UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2 VENTURE, SUITE 350, IRVINE, CALIFORNIA 92618
(Address of Principal Executive Offices) (Zip Code)

(951) 587-6201
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 15, 2010, Patient Safety Technologies, Inc. (the “Company”) entered into an employment agreement, effective as of June 24, 2010 (the “Effective Date”), with Brian E. Stewart, President, Chief Executive Officer and director of the Company, regarding his employment with the Company (the “Agreement”).

The term of the Agreement is three years from the Effective Date, and automatically extends for additional one-year terms thereafter unless either party delivers written notice of non-extension to the other party at least ninety days prior to the extension of the term.  Mr. Stewart’s annual base salary is $200,000, to be increased to $245,000 for the remainder of the term upon a Positive Operating Income Determination (as defined in the Agreement).  He is also eligible to participate in the Company’s executive bonus plan, under which the minimum target bonus opportunity is 25% of his annual base salary.  The Company granted him a stock option for 2,000,000 shares of the Company’s common stock, 500,000 of which vest as of the date of the grant.  An additional 250,000 stock options will vest and become exercisable six months from the Effective Date, and the remaining shares will vest over a 42-month period at a rate of 1/48th of the total shares per month, with 100% of the option becoming exercisable on the fourth anniversary of the Effective Date.  The exercise price will be set at the weighted average trading price of the Company’s common stock on the Executive’s first day of employment, but not less than $0.75 per share.  Based on that formula, the exercise price was established at $0.75 per share.  The Agreement provides certain benefits in connection with termination without cause or resignation for good reason and changes of control of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 5.02(e).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, effective as of June 24, 2010, between Patient Safety Technologies, Inc. and Brian E. Stewart.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010	Patient Safety Technologies, Inc.

	By:	/s/ Brian E. Stewart Brian E. Stewart President and Chief Executive Officer

Exhibit Index

10.1	Employment Agreement, effective as of June 24, 2010, between Patient Safety Technologies, Inc. and Brian E. Stewart.